Exhibit 99.1

August 13, 2002

Johnathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER AND PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING
TO EXCHANGE ACT FILINGS

I, Ronald D. Brown, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Milacron Inc., and, except as corrected or supplemented in a subsequent covered report:
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Company's Board of Directors.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
  Form 10-K filed with the Commission for the fiscal year ended December 31, 2001, of Milacron Inc.;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Milacron Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/Ronald D. Brown	Subscribed and sworn to before me
this 13th day of August,
Ronald D. Brown	2002.

Date: 8/13/02

/s/ Cheryl A. Stuhlfauth

Notary Public

My commission Expires: Oct. 20, 2006